EXHIBIT 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3, of Virage Logic Corporation of our report dated October 23, 2009 relating to the financial statements of Arc International plc, which appears in the Current Report on Form 8-K/A of Virage Logic Corporation dated November 2, 2009. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Birmingham, UK,

October 30, 2009